Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of January 28, 2014 by and between KONARED CORPORATION, a Nevada corporation (the “Grantor”), and VDF FUTURECEUTICALS, INC., an Illinois corporation (the “Secured Party”).

PRELIMINARY STATEMENT

The Grantor has executed a Senior Convertible Note dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) in favor of the Secured Party to secure the Secured Obligations defined below, including, without limitation, payments due under the License Agreement and the Note.  The Grantor is entering into this Security Agreement in order to induce the Secured Party to extend credit to the Grantor under the Note.

ACCORDINGLY, the Grantor and Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.           Terms Defined in the Note.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2.           Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.           Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which the Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of the Grantor, including each commercial tort claim specifically described in Exhibit “F”.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Secured Party, among the Grantor, a banking institution holding the Grantor’s funds, and the Secured Party with respect to collection and Control of all deposits and balances held in a deposit account maintained by the Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“GAAP” means generally accepted accounting principles in the United States and applied on a consistent basis

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Industrial Designs” means (i) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit “B”, (ii) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of the Grantor’s rights corresponding thereto throughout the world.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Adverse Effect” means with respect to the Grantor, a material adverse change in or affecting the business, properties, assets, liabilities, operations, results of operations (financial or otherwise), conditions or prospects of the Grantor and its Subsidiaries taken as a whole, or upon the ability of the Grantor to perform its obligations under this Security Agreement or the Note.

“Other Collateral” means any property of the Grantor, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantor.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Grantor may from time to time designate as pledged to Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means all the payment, performance and indemnification obligations, covenants and duties of the Grantor now or hereafter existing under this Security Agreement, the Note or any other Transaction Agreement, whether for principal, interest, fees, expenses, reimbursement, indemnification, performance or otherwise.  Secured Obligations shall include all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Grantor, whether or not allowed in such proceeding.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantor hereby pledges, collaterally assigns and grants to Secured Party, a security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of any intellectual property rights owned by the Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to Secured Party as of the date hereof, that:

3.1.           Title, Authorization, Validity and Enforceability.  The Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full corporate power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto.  The execution and delivery by the Grantor of this Security Agreement have been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Grantor and creates a security interest which is enforceable against the Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.  When financing statements have been filed in the appropriate offices against the Grantor in the locations listed in Exhibit “E”, the Secured Party will have a fully perfected first priority security interest in the Collateral owned by the Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Permitted Liens.

3.2.           Conflicting Laws and Contracts.  Neither the execution and delivery by the Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance by the Grantor with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Grantor, or (ii) the Grantor’s certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of the Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Secured Party).

3.3.           Principal Location.  The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; the Grantor has no other places of business except those set forth in Exhibit “A”.

3.4.           Property Locations.  The Inventory, Equipment and Fixtures of the Grantor are located solely at the locations of the Grantor described in Exhibit “A”.  All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by the Grantor as designated in Part C of Exhibit “A”, with respect to which Inventory the Grantor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to Secured Party to protect Secured Party’s security interest in such Inventory.

3.5.           No Other Names; Etc..  Within the five-year period preceding the date hereof, the Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”.  The name in which the Grantor has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization as of the date hereof.

3.6.           No Default.  No Event of Default or event which with the passage of time or giving of notice, or both, would constitute an Event of Default, exists.

3.7.           Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by the Grantor are and will be correctly stated in all records of the Grantor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by the Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.8.           Filing Requirements.  None of the Equipment owned by the Grantor and constituting part of the Collateral is covered by any certificate of title, except for the vehicles described in Part A of Exhibit “B”.  None of the Collateral owned by the Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit “B” and (ii) Patents, Trademarks and Copyrights held by the Grantor and described in Part C of Exhibit “B”.  The legal description, county and street address of the property on which any Fixtures owned by the Grantor are located is set forth in Exhibit “C” together with the name and address of the record owner of each such property.

3.9.           No Financing Statements; Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming Secured Party as Secured Party and (ii) in respect of Permitted Liens; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Secured Party under this Security Agreement to any Permitted Liens.

3.10.         Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  The Grantor’s federal employer identification number is, and if the Grantor is a registered organization, the Grantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit “G”.

3.11.         Pledged Securities and Other Investment Property.  Exhibit “D” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to Secured Party.  The Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Secured Party hereunder and except for Permitted Liens.  The Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated in Exhibit “D” hereto and (ii) with respect to any certificates delivered to the Secured Party representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Secured Party so that the Secured Party may take steps to perfect its security interest therein as a General Intangible.

3.12.         Intellectual Property.

3.12.1  Exhibit “B” contains a complete and accurate listing as of the date hereof of all Intellectual Property, including, but not limited to the following: (i) state, U.S. and foreign trademark registrations, applications for trademark registration and common law trademarks, (ii) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) domain names, (vi) material trade secrets, (vii) proprietary computer software, (viii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantor or otherwise used by the Grantor under contract, and (ix) the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business.  All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or is in the process of being recorded in the name of the Grantor.

3.12.2  Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.3  Except as set forth on Exhibit I, no Person other than the Grantor has any right or interest of any kind or nature in or to the Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the Grantor’s business.  Except as set forth on Exhibit I, the Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property.

3.12.4  The Grantor has taken or caused to be taken steps so that none of its Intellectual Property, the value of which to the Grantor is contingent upon maintenance of the confidentiality thereof, have been disclosed by the Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantor who are parties to customary confidentiality and nondisclosure agreements with the Grantor or are otherwise bound to maintain the confidentiality of such Intellectual Property.

3.12.5  To the Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantor to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantor in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.6  Except as set forth on Exhibit I, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Grantor or to which the Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7  Except as otherwise asserted by the Secured Party, the Grantor has not received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to the Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could validly be made.

3.12.8  The Grantor owns directly or is entitled to use, by license or otherwise (including, without limitation, the License Agreement), all Intellectual Property necessary for the conduct of the Grantor’s business as conducted as of the date of this Security Agreement.

3.12.9  The Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by the Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

3.12.10  The consummation of the transactions contemplated by the Note and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property.

3.13.           Insurance.     Exhibit “H” contains a description of all insurance which the Grantor maintains or has maintained on its behalf.  All of such insurance is in full force and effect.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, the Grantor agrees:

4.1.           General.

4.1.1  Inspection.  The Grantor will permit the Secured Party, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantor with, and to be advised as to the same by, the Grantor’s officers and employees (and, in the case of any Receivable after the occurrence and during the continuance of an Event of Default, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals during Grantor’s regular business hours as the Secured Party may determine, upon reasonable prior notice and all at the Grantor’s expense.

4.1.2  Taxes.  The Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by the Grantor, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and with respect to which no Lien exists, and (ii) those which by reason of the amount involved or the remedies available to the taxing authority could not reasonably be expected to have a Material Adverse Effect.

4.1.3  Records and Reports; Notification of Event of Default.  The Grantor shall keep and maintain complete, accurate and proper books and records with respect to the Collateral owned by the Grantor, and furnish to the Secured Party such reports relating to the Collateral as the Secured Party shall from time to time reasonably request.  The Grantor will give prompt notice in writing to the Secured Party of the occurrence of any Event of Default or event which with the giving of notice or passage of time or both would constitute an Event of Default.

4.1.4  Financing Statements and Other Actions; Defense of Title.  The Grantor hereby authorizes the Secured Party to file, and if requested will execute and deliver to the Secured Party, all financing statements describing the Collateral owned by the Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Secured Party in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by the Grantor, subject to Permitted Liens, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Secured Party under this Security Agreement to any Permitted Liens.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.”  The Grantor will take any and all actions necessary to defend title to the Collateral owned by the Grantor against all persons and to defend the security interest of the Secured Party in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5  Disposition of Collateral.  The Grantor will not sell, lease or otherwise dispose of the Collateral owned by the Grantor except for (i) sales of inventory in the ordinary course of business, (ii) the disposition of obsolete, worn-out or surplus Collateral in the ordinary course of business, (iii) the license in the ordinary course of the Grantor’s business of its Intellectual Property and (iv) the abandonment or disposition by the Grantor of Intellectual Property that is not used or useful in the conduct of the Grantor’s business, in each case until such time following the occurrence of an Event of Default as the Grantor receives a notice from the Secured Party instructing the Grantor to cease such transactions.

4.1.6  Liens.  The Grantor will not, incur, or suffer to exist any Lien on the Collateral owned by the Grantor except Permitted Liens, provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Secured Party under this Security Agreement to any Permitted Liens.

4.1.7  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Grantor will:

(i)	preserve its existence and corporate structure as in effect on the date hereof;

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”; and

(iv)
not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit “A”, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless, in each such case, the Grantor shall have given the Secured Party not less than thirty (30) days’ prior written notice of such event or occurrence and the Secured Party shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Secured Party’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Secured Party’s security interest in the Collateral owned by the Grantor.

4.1.8  Other Financing Statements.  The Grantor will not suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by the Grantor, except Permitted Liens and any financing statement authorized under Section 4.1.4 hereof.  The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2.           Receivables.

4.2.1  Certain Agreements on Receivables.  During the occurrence and continuation of an Event of Default, the Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof.  Prior to the occurrence and continuation of an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business.

4.2.2  Collection of Receivables.  Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Receivables owned by the Grantor in the ordinary course of business.

4.2.3  Delivery of Invoices.  The Grantor will deliver to the Secured Party immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by the Grantor bearing such language of assignment as the Secured Party shall specify.

4.2.4  Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by the Grantor exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened in writing with respect to a Receivable, in either case, in excess of $25,000, the Grantor will disclose such fact to the Secured Party in writing in connection with the inspection by the Secured Party of any record of the Grantor relating to such Receivable and in connection with any invoice or report furnished by the Grantor to the Secured Party relating to such Receivable.

4.2.5  Electronic Chattel Paper.  The Grantor shall take all steps necessary to grant the Secured Party Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.           Maintenance of Goods.  The Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by the Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4.           Instruments, Securities, Chattel Paper, Documents and Pledged Deposits.  The Grantor will (i) deliver to the Secured Party immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Secured Party upon receipt and immediately thereafter deliver to the Secured Party any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Secured Party such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Secured Party shall specify, and (iv) upon the Secured Party’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Secured Party (and thereafter hold in trust for the Secured Party upon receipt and immediately deliver to the Secured Party) any Document evidencing or constituting Collateral.

4.5.           Uncertificated Securities and Certain Other Investment Property.  The Grantor will permit the Secured Party from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by the Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Secured Party granted pursuant to this Security Agreement.  The Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by the Grantor and held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Secured Party in form and substance reasonably satisfactory to the Secured Party.

4.6.           Stock and Other Ownership Interests.

4.6.1  Changes in Capital Structure of Issuers.  The Grantor will neither (i) permit or suffer any issuers of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by the Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity other than the Grantor, nor (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.6.2  Issuance of Additional Securities. The Grantor will not permit or suffer any issuers of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Grantor.

4.6.3  Registration of Pledged Securities and other Investment Property.  The Grantor will permit any registrable Investment Property Collateral owned by the Grantor to be registered in the name of the Secured Party or its nominee at any time at the option of the Secured Party following the occurrence and during the continuance of an Event of Default and without any further consent of the Grantor.

4.6.4  Exercise of Rights in Pledged Securities and other Investment Property.  The Grantor will permit the Secured Party or its nominee at any time during the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by the Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7.           Deposit Accounts.  The Grantor will (i) upon the Secured Party’s request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a Deposit Account Control Agreement in order to give the Secured Party Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Secured Party hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Secured Party’s request after the occurrence and during the continuance of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Secured Party, transferring ownership of the Deposit Account to the Secured Party or transferring dominion and control over each such other deposit to the Secured Party until such time as no Event of Default exists.

4.8.           Letter-of-Credit Rights.  The Grantor will, upon the Secured Party’s request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Secured Party Control of the letter-of-credit rights to such letter of credit.

4.9.           Federal, State or Municipal Claims.  The Grantor will notify the Secured Party of any Collateral owned by the Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.  Furthermore, the Grantor will execute and deliver to the Secured Party such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Secured Party may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Grantor.

4.10.         Intellectual Property.

4.10.1  If, after the date hereof, the Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the U.S. Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit “B”, which are all of the Grantor’s Patents, Trademarks and Copyrights as of the date hereof, then the Grantor shall give the Secured Party prompt notice thereof.  The Grantor agrees promptly upon request by the Secured Party to execute and deliver to the Secured Party any supplement to this Security Agreement or any other document reasonably requested by the Secured Party to evidence such security interest in a form appropriate for recording in the applicable federal office.  The Grantor also hereby authorizes the Secured Party to modify this Security Agreement unilaterally (i) by amending Part C of Exhibit “B” to include any future Patents, Trademarks and/or Copyrights of which the Secured Party receives notification from the Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit “B” a description of such future Patents, Trademarks and/or Copyrights.

4.10.2  As of the date hereof, the Grantor has no interest in, or title to, any Intellectual Property Licenses, Patents, Trademarks, Industrial Design or Copyrights except as set forth in Exhibit “B”.  This Security Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents, Trademarks and Industrial Designs and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit “E” hereto, all action necessary or desirable to protect and perfect the security interest in, to and on the Grantor’s

Patents, Trademarks, Copyrights or Industrial Designs has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from the Grantor.  The Grantor has no interest in any Copyright that is necessary in connection with the operation of the Grantor’s business, except for those Copyrights identified in Exhibit “B” attached hereto which have been registered with the United States Copyright Office.

4.11.         Commercial Tort Claims.  If, after the date hereof, the Grantor identifies the existence of a commercial tort claim belonging to the Grantor that has arisen in the course of the Grantor’s business in addition to the commercial tort claims described in Exhibit “F”, which are all of the Grantor’s commercial tort claims as of the date hereof, then the Grantor shall give the Secured Party prompt notice thereof, but in any event not less frequently than quarterly.  The Grantor agrees promptly upon request by the Secured Party to execute and deliver to the Secured Party any supplement to this Security Agreement or any other document reasonably requested by the Secured Party to evidence the grant of a security interest therein in favor of the Secured Party.

4.12.         Insurance.  The Grantor shall (i) maintain in full force and effect with respect to its insurable properties, insurance policies in such amounts and covering such risks as would be consistent with prudent industry practice, (ii) cause each insurance policy pertaining to the Collateral to (A) name the Secured Party as an “additional insured” if such policy is a liability policy, (B) name the Secured Party as a “mortgagee” and “loss payee” as to claims in excess of $50,000 and include a standard agent’s loss payable endorsement in favor of the Secured Party satisfactory to the Secured Party if such policy is a property insurance policy, (C) provide that, the Secured Party shall be notified in writing of any proposed cancellation or modification of such policy initiated by the Grantor’s insurer at least thirty (30) days in advance prior to any proposed cancellation or modification, (D) provide that all insurance proceeds for losses shall be payable to the Secured Party after the occurrence and during the continuance of an Event of Default, (E) waive any right of subrogation of the insurers against the Secured Party and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Grantor, and (E) provide that such insurance shall be primary insurance, that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage and expressly provide that liability for premiums shall be solely a liability of the Grantor.

4.13.         Real Property.  In the event that, at any time that the Secured Obligations (other than inchoate indemnity obligations) are outstanding, the Grantor becomes the owner of any real property, the Grantor shall enter into a mortgage of such real property, in form and substance reasonably satisfactory to the Secured Party, to secure the payment and performance of the Secured Obligations.

4.14.         No Interference.  The Grantor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.

4.15.         Updating of Exhibits to Security Agreement.  The Grantor will provide to the Secured Party, on the last day of each March, June, September and December of each year, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Grantor shall indicate that there has been “no change” to the applicable Exhibit(s)).

ARTICLE V

EVENTS OF DEFAULT REMEDIES

5.1.           Acceleration and Remedies.  Upon the occurrence of an Event of Default or the acceleration by the Secured Party of the Grantor’s obligations under the Note, the Secured Party may exercise in accordance with applicable law any or all of the following rights and remedies in addition to the rights and remedies provided for in the Note:

5.1.1  Those rights and remedies provided in this Security Agreement, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Secured Party prior to an Event of Default.

5.1.2  Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.1.3  Give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral.

5.1.4  Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, the right to sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  The Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Secured Obligations then owing.  Any sales of the Collateral may be adjourned from time to time with or without notice.  Subject to the rights of lessors, mortgagees or other third parties, the Secured Party shall have the right to conduct such sales on the premises of the Grantor, at the expense of the Grantor, or elsewhere, on such occasion or occasions as they may see fit.  The net proceeds realized by the Secured Party upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys’ fees and legal expenses incurred by the Secured Party in connection therewith, shall be applied as provided herein toward satisfaction of the Secured Obligations.  The Secured Party shall account for and pay to the Grantor any surplus realized upon such sale or other disposition, and the Grantor shall remain liable for any deficiency.  The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Secured Party’s security interest in the Collateral.  The Grantor agrees that the Secured Party has no obligation to preserve rights to the Collateral against any other parties.

5.2.           Grantor’s Obligations Upon Event of Default.  Upon the request of the Secured Party after the occurrence and during the continuance of an Event of Default, the Grantor will:

5.2.1  Assembly of Collateral.  Assemble and make available to the Secured Party the Collateral and all records relating thereto at any place or places specified by the Secured Party that is reasonably convenient to the Secured Party and the Grantor.

5.2.2  Secured Party Access.

(i)
Permit the Secured Party, by the Secured Party’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to render the Collateral unusable or remove the Collateral therefrom to the premises of the Secured Party or any agent thereof, for such time as the Secured Party may desire, in order effectively to collect or liquidate the Collateral.

(ii)
Provide the Secured Party with access to the Grantor’s data processing equipment, computer hardware and software relating to the Collateral and permit the Secured Party to use all of the foregoing and the information contained therein in any manner the Secured Party deems appropriate.

5.3.           License.  The Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Grantor’s labels, patents, copyrights, rights of use of any name, material trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit.  In addition, the Grantor hereby irrevocably agrees that the Secured Party may, following the occurrence and during the continuance of an Event of  Default, sell any of the Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Secured Party’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to the Grantor and any Inventory that is covered by any copyright owned by or licensed to the Grantor and the Secured Party may finish any work in process and affix any trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Secured Party with the concurrence or at the direction of the Grantor, and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Secured Party until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.           Lockboxes.  Upon request of the Secured Party after the occurrence and during the continuance of an Event of Default, the Grantor shall execute and deliver to the Secured Party irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Secured Party, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Secured Party granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account of the Secured Party.

7.2.           Collection of Receivables.  The Secured Party may at any time after the occurrence and during the continuance of an Event of Default, by giving the Grantor written notice, elect to require that the Receivables be paid directly to the Secured Party.  In such event, the Grantor shall, and shall permit the Secured Party to, promptly notify the account debtors or obligors under the Receivables owned by the Grantor of the Secured Party’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Secured Party.  Upon receipt of any such notice from the Secured Party, the Grantor shall thereafter hold in trust for the Secured Party, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Secured Party all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Secured Party shall hold and apply funds so received as provided by the terms of Section 7.3 hereof.  In addition the Secured Party may thereupon (i) enforce payment of the Receivables by legal proceedings or otherwise; (ii) exercise all of the Grantor’s rights and remedies with respect to proceedings brought to collect any Receivables; (iii) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Secured Party deems advisable; (iv) settle, adjust, compromise, extend or renew a Receivable; (v) discharge and release any Receivable; and (vii) prepare, file and sign the Grantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor with respect to a Receivable of the Grantor.

7.3.           Application of Proceeds.  Upon the occurrence and during the continuance of any Event of Default, the Grantor irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Secured Party from the Grantor or with respect to any of the Collateral, and the Grantor does hereby irrevocably agree that the Secured Party shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times with respect to the Collateral against the Secured Obligations in such manner as the Secured Party may deem advisable, notwithstanding any entry by the Secured Party upon any of its books and records.

ARTICLE VIII

GENERAL PROVISIONS

8.1.           Notice of Disposition of Collateral; Condition of Collateral.  The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Secured Party as finally determined by a court of competent jurisdiction.  To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.           Compromises and Collection of Collateral.  The Grantor and the Secured Party recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantor agrees that the Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by the Secured Party shall be commercially reasonable so long as the Secured Party acts in good faith based on information known to it at the time it takes any such action.

8.3.           Secured Party Performance of Grantor’s Obligations.  Without having any obligation to do so, the Secured Party may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Secured Party for any reasonable amounts paid by the Secured Party pursuant to this Section 8.3.  The Grantor’s obligation to reimburse the Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.           Authorization for Secured Party to Take Certain Action.  The Grantor irrevocably authorizes the Secured Party at any time and from time to time in the sole discretion of the Secured Party and appoints the Secured Party as its attorney in fact (i) to file financing statements necessary or desirable in the Secured Party’s sole discretion to perfect and to maintain the perfection and priority of the Secured Party’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Secured Party’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by the Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Secured Party Control over such Securities or other Investment Property, (v) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Instruments, Accounts and Receivables in the name of the Secured Party or the Grantor, (vi) to apply the proceeds of any Collateral received by the Secured Party after the occurrence and during the continuance of an Event of Default to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Grantor agrees to reimburse the Secured Party on demand for any reasonable payment made or any reasonable expense incurred by the Secured Party in connection therewith, provided that this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement.

8.5.           Specific Performance of Certain Covenants.  The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.2, or 8.7 or in Article VII hereof will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.

8.6.           Use and Possession of Certain Premises.  Subject to the rights of lessors, mortgagees or other third parties, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to occupy and use any premises owned or leased by the Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Grantor for such use and occupancy.

8.7.           Dispositions Not Authorized.  The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between the Grantor and the Secured Party or other conduct of the Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Secured Party unless such authorization is in writing signed by the Secured Party.

8.8.           Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor and the Secured Party and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Secured Party.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Party hereunder.

8.9.           Survival of Representations.  All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10.         Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any.  The Grantor shall reimburse the Secured Party for any and all reasonable documented out-of-pocket expenses and internal charges (including reasonable documented attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Secured Party) paid or incurred by the Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.11.         Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12.         Termination.  This Security Agreement shall continue in effect until the later of (i) the Maturity Date and (ii) the date all of the Secured Obligations (other than inchoate indemnity obligations) have been indefeasibly paid in cash and performed in full or the Note has been converted into shares of Common Stock of the Grantor in accordance with the provisions of Section 3 of the Note, and shall thereupon terminate.

8.13.         Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantor and the Secured Party relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Secured Party relating to the Collateral.

8.14.         Governing Law; Jurisdiction; Waiver of Jury Trial.

8.14.1  THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8.14.2  The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court sitting in New York County, Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the Note, or for recognition or enforcement of any judgment, and the Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such Federal court.  The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement or the Note shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the Note against the Grantor or its properties in the courts of any jurisdiction.

8.14.3  The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the Note in any court referred to in Section 8.14.2.  The Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.14.4  Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement.  Nothing in this Security Agreement or the Note will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14.5  WAIVER OF JURY TRIAL.  THE GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

8.15.         Indemnity.  The Grantor hereby agrees to indemnify the Secured Party, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature  (including, without limitation, all expenses of litigation or preparation therefor whether or not the Secured Party is a party thereto) imposed on, incurred by or asserted against the Secured Party, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or the Note, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Secured Party or the Grantor, and any claim for patent, trademark or copyright infringement), other than any such liabilities, damages, penalties, suits, costs, or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Secured Party.

8.16.         Intentionally Omitted.

8.17.         Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.18.         Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.19.         Limitation on the Secured Party’s Duty with Respect to the Collateral.  The Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.  The Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Secured Party (i) to fail to incur expenses deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.  The Grantor acknowledges that the purpose of this Section 8.19 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would be commercially reasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.19.  Without limitation upon the foregoing, nothing contained in this Section 8.19 shall be construed to grant any rights to the Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.19.

8.20.         Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE IX

NOTICES

9.1.           Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 20 of the Note.

9.2.           Change in Address for Notices.  Each of the Grantor and the Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantor and the Secured Party have executed this Security Agreement as of the date first above written.

KONARED CORPORATION, as the Grantor By: “Shaun Roberts” Name: Title:

Signature Page to Pledge and Secuirty Agreement

VDF FUTURECEUTICALS, INC., as the Secured Party

By: “John Hunter”
Name:
Title:

Signature Page to Pledge and Secuirty Agreement

EXHIBIT “A”

(See Sections 3.3, 3.4, 3.5 and 4.1.7 of Security Agreement)

Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:

KonaRed Corporation
Coroporate Head Office	Warehouse and Distribution Center
2829 Ala Kalani Kaumaka Street, Suite F-133	1101 Via Callejon - #200
Koloa, HI 96756	San Clemente, California 92673

Attention: Shaun Roberts	Attention: Shaun Roberts

Jurisdiction of Formation: Nevada

Reverse Merger and Prior Names: On October 4, 2013, KonaRed Corporation (formerly TeamUpSport Inc.) completed a reverse merger with Sandwich Isles Trading Co. Inc., a Hawaii corporation.

Locations of Real Property, Inventory, Equipment and Fixtures:

A.	Real Properties Owned by the Grantor:

Nil

B.	Properties Leased by the Grantor (Include Landlord’s Name):

Warehouse and Distribution Center: Lease dated March 9, 2012 with Callejon Properties, LLC with respect to approximately 10,902 sq. ft. single-story office/warehouse unit comprised of 2,558 sq. ft. of office area and 8,344 sq. ft. of warehouse area. Base rent is $9,811.80 per month with the term ending May 31, 2014. Company pays a total of $7537.25 per month with the remainder paid by Malie, Inc. (a company controlled by the spouse of a principal of the Company.

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of warehouse operator or other bailee or consignee):

Nil

EXHIBIT “B”

(See Sections 3.8 and 3.12 of Security Agreement)

A. Vehicles subject to certificates of title:

Description	Title Number & State Where Issued

Nil

B. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

Description	Registration Number

Nil

C. Patents, copyrights, trademarks protected under federal law* and industrial designs:

US Patent Application No. 61784486 (BIOLOGICAL ACTIVITY OF PULP AND SKIN COLD REDUCED EXTRACT AND CONCENTRATE) (filing date: March 14, 2013)

US Patent Application No. 61782576 (COLD REDUCTION OF FRUIT PULP AND SKIN EXTRACTS) (filing date: March 14, 2013)

US Trademark Registration Number 4229767 for KonaRed

US Trademark Application Serial Number 85578923 for KonaRed (filing date: March 23, 2012)

US Trademark Application Serial Number 85578997 for KonaRed (filing date: March 23, 2012)

* For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for.  Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT “C”

(See Section 3.8 of Security Agreement)

Legal description, county and street address of property on which

Fixtures are located:

Nil
Name and Address of Record Owner:

EXHIBIT “D”

List of Pledged Securities
(See Section 3.11 of Security Agreement)

A. STOCKS:

Issuer	Certificate Number	Number of Shares

Nil

B. BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity

Nil

C. GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

Nil

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral	Percentage Ownership Interest

Nil

EXHIBIT “E”
(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Secretary of State of the State of Nevada

EXHIBIT “F”
(See Definition of “Commercial Tort Claims”)

COMMERCIAL TORT CLAIMS

[Describe parties, case number (if applicable), nature of dispute]

Nil

EXHIBIT “G”
(See Section 3.10 of Security Agreement”)

FEDERAL EMPLOYER IDENTIFICATION NUMBER;
STATE ORGANIZATION NUMBER; JURISDICTION OF INCORPORATION

GRANTOR	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
KonaRed Corporation	99-0366971	Corporation	Nevada	E0477612010-4

EXHIBIT “H”
(See Section 3.13 of Security Agreement”)

INSURANCE POLICIES

-	Fairmont Specialty: Fire Insurance Policy Number 5437181808. Effective Date 04-27-2013 – Expiry Date 04-27-2014

-
Torus National Insurance Company: Excess Liability Insurance Policy.
Policy No.:77604G130ALI.
Policy Period: From: 06/04/2013 To: 04/27/2014
Limits of Liability: $4million Per Occurrence
                                 $4million Per Aggregate
                                 $4million Per Products/Completed Operations Aggregate
Premium: $3,182 + $300 Broker Fee
Minimum Earned Premium: $796

EXHIBIT “I”
(See Section 3.12.3 of Security Agreement”)

Nil